As filed with the Securities and Exchange Commission on February 18, 1998
                                             --Registration No. 33-63123
------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        -------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  IMATRON INC.
                 (Exact name of issuer specified in its charter)

                        New Jersey                    94-2880078
                  (State of incorporation)  (I.R.S. Employer Identification No.)
                                --------------------

                           389 Oyster Point Boulevard
                      South San Francisco, California 94080
                                 (650) 583-9964
        (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
                              --------------------

                                 S. Lewis Meyer
                      President and Chief Executive Officer
                                  Imatron Inc.
                           389 Oyster Point Boulevard
                      South San Francisco, California 94080
                                 (650) 583-9964
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                              Roger S. Mertz, Esq.
                                Severson & Werson
                       One Embarcadero Center, 26th Floor
                         San Francisco, California 94111
                    ----------------------------------------

                            Total Number of Pages: 2

                              AVAILABLE INFORMATION

         Imatron Inc. ("Imatron" or the "Company") is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604; and Room 1102, 26 Federal Plaza, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Shares of the Company's Common Stock are traded on the NASDAQ National Market System under the symbol "IMAT." Information concerning the Company may also be obtained by contacting NASDAQ/NMS.


                           TERMINATION OF REGISTRATION

         The Registrant has elected to terminate the offering of securities previously registered pursuant to this Registration Statement. Registrant therefore hereby amends this Registration Statement and deregisters every security offered pursuant to it which remains unsold as of the effective date of this amendment.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on January 7, 1998.


                                  IMATRON INC.



                                  By:   /s/ S. Lewis Meyer
                                     ----------------------------------------
                                      S. Lewis Meyer,
                                      President and Chief Executive Officer